                                                                   EXHIBIT 99.1


                                                                   News Release

                              [BANCORPSOUTH LOGO]

CONTACT:
L. Nash Allen, Jr.                                  Gary C. Bonds
Treasurer and Chief Financial                       Senior Vice President and
  Officer                                             Controller
662/680-2330                                        662/680-2332

             BANCORPSOUTH, INC. ANNOUNCES FINANCIAL RESULTS FOR THE
                  THIRD QUARTER AND FIRST NINE MONTHS OF 2003

TUPELO, Miss., Oct. 16, 2003 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced that net income for the third quarter of 2003 was $33.9 million, a 29.9 percent increase from $26.1 million for the third quarter of 2002. Net income per basic and diluted share rose 30.3 percent to $0.43 for the third quarter of 2003 from $0.33 for the third quarter of 2002.

Net income increased 18.4 percent for the first nine months of 2003, to $102.3 million from $86.4 million for the first nine months of 2002. Net income per basic share rose 23.4 percent for the first nine months of 2003 to $1.32 from $1.07 for the first nine months of 2002, and net income per diluted share increased 22.4 percent to $1.31 from $1.07.

"BancorpSouth produced another solid financial performance for the third quarter of 2003, which we again attribute to the substantial growth of non-interest revenue," remarked Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth. "Although interest rates exhibited more upward pressure in the third quarter of 2003 than they have in several quarters, our mortgage volume remained heavy, generating 33.8 percent greater origination volume for the third quarter of 2003 than the third quarter of 2002. In fact, through just the first nine months of 2003, we have originated mortgages of over $1.06 billion, more than we have ever originated in any previous full fiscal year. In addition, we continued to benefit from substantial growth in service charges, and, primarily as a result of the August 1, 2003 consummation of the Ramsey, Krug, Farrell & Lensing acquisition following the second-quarter acquisition of Wright & Percy Insurance, our insurance commission revenue nearly doubled for the third quarter of 2003 versus the third quarter last year.

"The upward bias in interest rates during the third quarter is reflected in their impact on the valuation of our mortgage servicing asset at the quarter's end. Our third-quarter 2003 financial results benefited from a non-cash $5.8 million reversal of a previously recorded impairment charge against the asset, compared with a non-cash provision for the impairment of the asset of $9.2 million recorded for the third quarter of 2002. In addition, our non-interest revenue includes the relatively insignificant effect of net securities gains of $60,000 for the third quarter of 2003 versus net securities gains of $2.5 million for the third quarter of 2002. The net after-tax


                                    -MORE-

P.O. Box 789 - Tupelo, MS 38802-0789 - (662) 680-2000
BANCORPSOUTH, INC. is bank holding company.

BXS Announces Third-Quarter Results
Page 2
October 16, 2003


effect of the valuation change in the mortgage servicing asset combined with the net securities gain for each quarter was a $0.05 per diluted share increase in earnings for the third quarter of 2003 and a $0.05 per diluted share decrease in earnings for the third quarter of 2002.

"The significant growth in our non-interest revenue in the third quarter highlights the strategic importance of our multi-year effort to diversify our revenue stream. In an economic environment that has provided little opportunity for loan growth, the comparable-quarter growth in our third-quarter non-interest revenue, excluding the items discussed above, essentially offset the decline in net interest revenue for the third quarter of 2003 from the third quarter of 2002."

Net Interest Revenue

For the third quarter of 2003, interest revenue was $129.8 million, a decrease of 12.0 percent from $147.5 million for the third quarter of 2002 and a 2.5 percent decrease from $133.2 million for the second quarter of 2003. Interest expense declined 23.5 percent to $42.0 million for the third quarter from $54.9 million for the third quarter of 2002 and 8.9 percent from $46.1 million for the second quarter of 2003.

The average taxable equivalent yield on earning assets was 5.52 percent for the third quarter of 2003, down from 6.40 percent for the comparable quarter in 2002 and 5.68 percent for the second quarter of 2003. The average rate paid on interest bearing liabilities declined to 2.07 percent for the third quarter of 2003 from 2.72 percent for the third quarter last year and from 2.26 percent for the second quarter this year.

Net interest revenue for the third quarter of 2003 was $87.8 million, a 5.2 percent decline from $92.6 million for the third quarter of 2002 and up 0.8 percent from $87.1 million for the second quarter of 2003. Net interest margin was 3.76 percent for the third quarter of 2003, down from 4.07 percent for the same quarter of 2002 and up from 3.75 percent for the second quarter of 2003.

"We are pleased that in a more stable interest rate environment, we produced a sequential-quarter gain in net interest revenue for the third quarter from the second quarter, after a decline over the four previous consecutive quarters, and a sequential-quarter increase in net interest margin, after a decline over the five previous consecutive quarters," said Patterson. "However, the decline in these metrics in the third quarter of 2003 versus the third quarter of 2002 is evidence of both our national and regional economic climate and the significant decline in interest rates during the past year. Although we must constantly manage our assets and liabilities to limit our exposure to changing interest rates, we are working to position BancorpSouth for a rising interest rate environment, which we believe is the appropriate and conservative position at this time in the interest rate cycle."

Deposit and Loan Activity

Total assets were $10.2 billion at September 30, 2003, a 0.6 percent increase from $10.1 billion at September 30, 2002. Total deposits at the end of the third quarter of 2003 were $8.4 billion, a decline of 0.8 percent from $8.5 billion at the same time in 2002. Total loans at September 30, 2003 were $6.3 billion, down 1.9 percent from $6.4 billion at September 30, 2002.


                                    -MORE-

BXS Announces Third-Quarter Results
Page 3
October 16, 2003


Patterson commented, "An important aspect of managing our asset and liability mix is responding to ebbs and flows in loan demand. We have continued to experience weak loan demand. As a result, we less aggressively sought interest bearing deposits during the third quarter. While total savings and time deposits declined 3.6 percent for the quarter from the third quarter last year, we continued to expand our market share of low-cost funds with a 6.8 percent increase in non-interest bearing deposits and a 1.3 percent increase in interest bearing demand deposits for the quarter compared with the third quarter of 2002. We believe these increases demonstrate our continued penetration of our markets, which will support our ability to expand our lending activities in an improving economic environment."

Provision for Credit Losses and Allowance for Credit Losses

The Company reduced its provision for credit losses for the fourth consecutive quarter to $4.7 million for the third quarter of 2003, down 43.2 percent from $8.2 million for the third quarter of 2002 and 27.9 percent from the second quarter of 2003. Annualized net charges-offs declined to 0.34 percent of average loans for the third quarter from 0.44 percent for the third quarter last year, and increased from 0.31 percent for the second quarter of 2003.

Non-performing loans were $46.3 million at September 30, 2003, or 0.74 percent of loans, up from $34.4 million, or 0.54 percent of loans, at September 30, 2002, and up slightly from $45.2 million, or 0.72 percent of loans, at June 30, 2003. The allowance for credit losses also increased to 1.45 percent of loans at the end of the third quarter from 1.37 percent at the same time in 2002, while remaining unchanged from 1.45 percent at the end of the second quarter of 2003.

"BancorpSouth's conservative lending and credit philosophy has continued to produce strong credit quality in an extended and challenging period of economic weakness," added Patterson. "Although non-performing loans increased during the past year, our charge-offs declined significantly for the third quarter compared with the third quarter last year. This decline in charge-offs, along with the decline in loans outstanding at September 30, 2003 when compared to September 30, 2002, enabled us to maintain an allowance for credit losses at
1.45 percent of loans. This is a significant improvement from the third quarter last year, in spite of a substantial reduction in our provision for credit losses. We remain fundamentally committed to conservative lending practices as an essential element of our strategies to achieve consistent long-term growth."

Non-Interest Revenue

BancorpSouth's non-interest revenue increased 81.3 percent for the third quarter of 2003 to $53.1 million from $29.3 million for the third quarter of 2002 and 23.8 percent from $42.9 million for the second quarter of 2003. Although these growth rates include the impact of the changes in the valuation of our mortgage servicing asset and the net securities gains that are discussed above, non-interest revenue, excluding this impact, still increased more than 30 percent for the third quarter compared with the third quarter last year.

The greatest portion of this growth resulted from a 95.1 percent increase in insurance commissions for the third quarter of 2003 to $11.9 million from $6.1 million for the third quarter


                                    -MORE-

BXS Announces Third-Quarter Results
Page 4
October 16, 2003


last year. In addition, service charges for the latest quarter were $16.1 million, up 25.2 percent from $12.9 million for the third quarter of 2002. BancorpSouth further benefited from a 33.8 percent increase in mortgage loan originations for the third quarter of 2003 to $360.1 million from $269.1 million for the comparable quarter in 2002. Revenue from these mortgage originations totaled $8.3 million for the third quarter of 2003, up 33.9% from $6.2 million for the third quarter of 2002.

Patterson said, "We are very pleased with the overall performance of our non-interest revenue generating activities, the growth of which is the result of our strategy to meet the demand for more comprehensive financial services within our customer base. We will continue to evaluate additional opportunities to expand the number of products and services we provide each customer through both accretive acquisitions, such as the Ramsey, Krug, Farrell & Lensing acquisition completed during the third quarter, and internal growth, such as the ongoing growth of our mortgage originations.

"We also remain committed to the mortgage servicing business and to the expansion of our mortgage servicing portfolio, which totaled $2.8 billion at the end of the third quarter. Through our origination of more than $1 billion of relatively low-interest rate mortgages during the first nine months of 2003, we believe the mortgage servicing portfolio's prepayment risk has declined significantly, enhancing its prospects of providing BancorpSouth a consistent, long-term contribution to earnings."

Non-Interest Expense

Non-interest expense totaled $85.9 million for the third quarter of 2003, a
13.3 percent increase over $75.8 million for the third quarter of 2002. The majority of the increase in non-interest expenses resulted from a 17.6 percent increase in salaries and employee benefits. The acquisition of a major insurance agency in each of the second and third quarters of 2003 contributed to this increase, as well as commissions earned by BancorpSouth's mortgage personnel as a result of the significant increase in mortgage loan originations. The addition of the two insurance agencies in 2003 also contributed to the 11.0 percent increase in other expenses for the third quarter of 2003 versus the third quarter last year.

Capital Management

During the third quarter of 2003, BancorpSouth repurchased the 230,892 shares of its common stock that remained available under the plan authorized in February 2002 for the repurchase of up to 4.1 million shares. In addition, BancorpSouth also repurchased approximately 327,000 shares during the third quarter of 2003 under another stock repurchase plan authorized in April 2003 for the repurchase of up to 3.9 million shares. Combined with the shares repurchased under a separate 4.2 million share stock repurchase plan authorized in March 2001 and completed in 2002, BancorpSouth had repurchased 8.6 million shares of its common stock as of September 30, 2003, or 10.3 percent of its outstanding shares at March 31, 2001. BancorpSouth will continue to evaluate additional share repurchases under the April 2003 plan, which authorizes these repurchases during a two-year period.



                                    -MORE-

BXS Announces Third-Quarter Results
Page 5
October 16, 2003


Summary

Mr. Patterson concluded, "As our repurchase of over 10% of the Company's shares during the past 18 months indicates, not only do we believe that an investment in BancorpSouth's stock will provide an attractive long-term return for the Company, but we are also very focused on our goal of increasing BancorpSouth's shareholder value. We further support this goal through a cash dividend policy that has provided increasing annual dividends to our shareholders for 20 consecutive years.

"More importantly, however, we are fully committed to the continuing refinement and implementation of growth strategies to achieve consistent profitable growth over the long-term. These strategies are based both on our ability to create strong customer relationships through high quality customer service and on a conservative banking philosophy that stresses strong credit quality. In achieving these core values, we have moved aggressively and innovatively to create a unique market position across our six-state region, with substantial prospects for additional growth. As a result, we have continued to expand our business and market share throughout a multi-year period of economic weakness, and we are confident that BancorpSouth is well positioned to achieve further profitable growth in an improving economic environment."

Conference Call

BancorpSouth will conduct a conference call with analysts at 1:30 p.m. (Central
Time) on October 20, 2003. Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for at least two weeks following the call.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements include, without limitation, those relating to the acquisition of Ramsey, Krug, Farrell & Lensing, interest rates, loan demand and lending activities, credit quality, expansion of mortgage servicing portfolio and resulting benefits, non-interest revenue, expansion of products and services, internal growth and acquisitions, common stock repurchase plan, shareholder value, strategies to achieve consistent long-term growth and BancorpSouth's future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability to maintain credit quality, the ability of BancorpSouth to effectively integrate acquisitions, changes in laws and regulations affecting financial institutions in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the


                                    -MORE-

BXS Announces Third-Quarter Results
Page 6
October 16, 2003


ability of BancorpSouth to provide competitive services and products, changes in BancorpSouth's operating or expansion strategy, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to effectively market its services and products, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify potential acquisitions, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BancorpSouth, Inc. is a bank holding company headquartered in Tupelo, Mississippi with approximately $10.2 billion in assets. BancorpSouth operates approximately 250 commercial banking, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.


                                    -MORE-

                            SELECTED FINANCIAL DATA


                                                               Three Months Ended              Nine Months Ended
                                                                  September 30,                   September 30,
                                                           ---------------------------      -----------------------------
                                                              2003             2002            2003              2002
                                                           -----------      ----------      -----------       -----------

(Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
Net interest revenue                                       $    87,808      $   92,622      $   265,021       $   279,132
Provision for credit losses                                      4,664           8,208           17,658            22,183
Non-interest revenue                                            53,120          29,307          151,052            97,056
Non-interest expense                                            85,851          75,773          246,807           227,519
                                                           -----------      ----------      -----------       -----------
Income before income taxes                                      50,413          37,948          151,608           126,486
Income tax provision                                            16,539          11,876           49,345            40,090
                                                           -----------      ----------      -----------       -----------
Net income                                                 $    33,874      $   26,072      $   102,263       $    86,396
                                                           ===========      ==========      ===========       ===========
Earning per share:  Basic                                  $      0.43      $     0.33      $      1.32       $      1.07
                                                           ===========      ==========      ===========       ===========
                    Diluted:                               $      0.43      $     0.33      $      1.31       $      1.07
                                                           ===========      ==========      ===========       ===========

BALANCE SHEET DATA AT SEPTEMBER 30:
Total assets                                                                                $10,185,547       $10,120,612
Total earning assets                                                                          9,440,660         9,384,987
Loans and lease receivables, net of unearned discount                                         6,251,791         6,373,149
Allowance for credit losses                                                                      90,505            87,497
Total deposits                                                                                8,424,422         8,490,860
Common shareholders' equity                                                                     854,441           804,250
Book value per share                                                                              10.96             10.24


AVERAGE BALANCE SHEET DATA:
Total assets                                               $10,254,503      $9,977,577      $10,244,623       $ 9,797,543
Total earning assets                                         9,509,599       9,321,348        9,532,390         9,160,134
Loans and lease receivables, net of unearned discount        6,271,633       6,355,451        6,302,564         6,258,897
Total deposits                                               8,450,937       8,326,409        8,545,959         8,165,513
Common shareholders' equity                                    874,626         813,798          841,207           813,590

NON-PERFORMING ASSETS AT SEPTEMBER 30:
Non-accrual loans                                                                           $    18,655       $    10,705
Loans 90+ days past due                                                                          25,773            23,629
Restructured loans                                                                                1,870                21
Other real estate owned                                                                          14,049            21,724

Net charge-offs as a percentage
     of average loans (annualized)                                0.34%           0.44%            0.32%             0.41%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                          1.31%           1.04%            1.33%             1.18%
Return on common equity                                          15.37%          12.71%           16.25%            14.20%

Net interest margin                                               3.76%           4.07%            3.83%             4.20%

Average shares outstanding - diluted                        78,415,306      80,166,776       78,095,332        81,115,325

                               BANCORPSOUTH, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                             September 30,            September 30,
                                                 2003                     2002                 % Chg
                                             -------------            -------------            -----

               Assets
Cash & due from banks                        $    302,520             $    340,868             (11.3%)
Interest bearing deposits with
  other banks                                      19,157                   23,989             (20.1%)
Held-to-maturity securities                       990,112                1,237,916             (20.0%)
Available-for-sale securities                   1,997,318                1,434,485              39.2%
Federal funds sold and securities
  purchased under agreement
    to resell                                     139,872                  247,118             (43.4%)
Loans & leases                                  6,251,791                6,373,149              (1.9%)
     Allowance for credit losses                  (90,505)                 (87,497)              3.4%
                                             -------------            -------------
  Net loans & leases                            6,161,286                6,285,652              (2.0%)
Mortgages held for sale                            42,412                   68,329             (37.9%)
Bank premises & equipment                         212,282                  209,637               1.3%
Accrued interest receivable                        72,721                   75,921              (4.2%)
Other real estate owned                            14,049                   21,724             (35.3%)
Other assets                                      233,818                  174,973              33.6%
                                                                      ------------
     Total assets                            $ 10,185,547             $ 10,120,612               0.6%
                                             ============             ============
            Liabilities
Demand deposits:
  Non-interest bearing                       $  1,246,955             $  1,168,087               6.8%
  Interest bearing                              2,434,498                2,402,511               1.3%
                                             -------------            -------------
  Total demand deposits                         3,681,453                3,570,598               3.1%
Savings & time deposits:
  Savings                                         786,080                  800,065              (1.7%)
  Certificates of deposit                       3,956,889                4,120,197              (4.0%)
                                             -------------            -------------
  Total savings & time deposits                 4,742,969                4,920,262              (3.6%)
                                             -------------            -------------
  Total deposits                                8,424,422                8,490,860              (0.8%)
Federal funds purchased and
  securities sold under
     agreement to repurchase                      517,420                  446,588              15.9%
Accrued interest payable                           20,371                   27,665             (26.4%)
Junior subordinated debt                          125,000                  125,000                NA
Long-term debt                                    138,820                  140,060              (0.9%)
Other liabilities                                 105,073                   86,189              21.9%
                                             -------------            -------------
    Total liabilities                           9,331,106                9,316,362               0.2%
                                             -------------            -------------
        Shareholders' Equity
Common stock                                      194,900                  196,320              (0.7%)
Capital surplus                                    40,770                   18,598             119.2%
Unrealized gain (loss) on
  securities                                       15,419                   32,556             (52.6%)
Retained earnings                                 603,352                  556,776               8.4%
                                             -------------            -------------
    Total shareholders' equity                    854,441                  804,250               6.2%
                                             -------------            -------------
    Total liabilities & shareholders'
      equity                                 $ 10,185,547             $ 10,120,612               0.6%
                                             ============             ============

                               BANCORPSOUTH, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                         QUARTER ENDED                                          YEAR TO DATE
                               ---------------------------------------------------------------------       ------------------------
                                SEP-03         JUN-03         MAR-03          DEC-02        SEP-02           SEP-03        SEP-02
                               ---------      ---------      ---------      ---------      ---------       ---------      ---------

Interest Revenue:
Loans, including fees          $  99,188      $ 103,146      $ 105,252      $ 110,129      $ 113,922       $ 307,585      $ 340,999
Held-to-maturity
  securities:                     12,199         14,707         15,818         15,681         16,577          42,725         49,098
Available-for-sale
  securities                      17,063         13,026         14,221         16,277         14,440          44,311         46,425
Short term investments             1,362          2,315          2,391          2,451          2,569           6,067          9,358
                               ---------      ---------      ---------      ---------      ---------       ---------      ---------
   Total interest revenue        129,812        133,194        137,682        144,538        147,508         400,688        445,880
Interest Expense:
Deposits                          35,260         39,289         40,544         44,695         47,099         115,093        143,835
Short term borrowings              1,055            987            904          1,132          1,268           2,946          3,488
Long term borrowings               2,075          2,079          2,082          2,090          2,095           6,236          6,276
Junior subordinated debt           2,547          2,547          2,547          2,547          2,547           7,641          6,877
Other interest expense             1,067          1,223          1,461          1,680          1,877           3,751          6,272
                               ---------      ---------      ---------      ---------      ---------       ---------      ---------
   Total interest expense         42,004         46,125         47,538         52,144         54,886         135,667        166,748
                               ---------      ---------      ---------      ---------      ---------       ---------      ---------
    Net interest revenue          87,808         87,069         90,144         92,394         92,622         265,021        279,132
Provision for credit
  losses                           4,664          6,472          6,522          7,228          8,208          17,658         22,183
                               ---------      ---------      ---------      ---------      ---------       ---------      ---------
    Net interest revenue,
     after credit loss
     provision                    83,144         80,597         83,622         85,166         84,414         247,363        256,949
Other Revenue:
Mortgage lending                  13,623          4,667          7,561          6,069         (2,595)         25,851          3,859
Service charges                   16,131         16,232         13,654         13,557         12,888          46,017         35,693
Life insurance premiums              760            876            961          1,031          1,091           2,598          3,309
Trust income                       1,905          1,684          1,486          1,767          1,693           5,075          5,253
Securities gains, net                 60            180         13,556            170          2,453          13,796          5,316
Insurance commissions             11,946          8,314          6,387          5,927          6,123          26,647         17,676
Other                              8,695         10,962         11,411          6,661          7,654          31,068         25,950
                               ---------      ---------      ---------      ---------      ---------       ---------      ---------
    Total other revenue           53,120         42,915         55,016         35,182         29,307         151,052         97,056
Other Expense:
Salaries and employee
  benefits                        49,749         48,007         45,461         45,985         42,301         143,217        125,119
Occupancy                          5,932          5,609          5,580          5,497          5,485          17,120         16,161
Equipment                          6,063          5,776          6,003          6,093          6,070          17,842         18,869
Telecommunications                 1,915          1,828          1,860          1,948          1,922           5,603          5,879
Other                             22,192         20,113         20,719         25,356         19,995          63,025         61,491
                               ---------      ---------      ---------      ---------      ---------       ---------      ---------
    Total other expense           85,851         81,333         79,623         84,879         75,773         246,807        227,519
                               ---------      ---------      ---------      ---------      ---------       ---------      ---------
    Income before
     income taxes                 50,413         42,179         59,015         35,469         37,948         151,608        126,486
Income tax expense                16,539         12,938         19,867          9,848         11,876          49,345         40,090
                               ---------      ---------      ---------      ---------      ---------       ---------      ---------
    Net Income                 $  33,874      $  29,241      $  39,148      $  25,621      $  26,072       $ 102,263      $  86,396
                               =========      =========      =========      =========      =========       =========      =========
Net Income Per Share:
   Basic                       $    0.43      $    0.38      $    0.51      $    0.33      $    0.33       $    1.32      $    1.07
                               =========      =========      =========      =========      =========       =========      =========
   Diluted                     $    0.43      $    0.37      $    0.50      $    0.33      $    0.33       $    1.31      $    1.07
                               =========      =========      =========      =========      =========       =========      =========

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                        QUARTER ENDED
                                                                      SEPTEMBER 30, 2003
                                                  -------------------------------------------------------
                                                    AVERAGE                                        YIELD/
(Taxable equivalent basis)                          BALANCE                  INTEREST               RATE
                                                  ------------             ------------            ------

ASSETS
Loans net of Unearned Income                      $  6,344,679             $     99,535             6.22%
Held-to-maturity securities:
  Taxable                                              928,655                   10,258             4.38%
  Non Taxable                                          159,698                    2,987             7.42%
Available-for-sale securities:
  Taxable                                            1,738,380                   15,160             3.46%
  Non Taxable                                          184,639                    2,928             6.29%
Short term investments                                 153,548                    1,362             3.52%
                                                  ------------             ------------
  Total interest earning
    assets and revenue                               9,509,599                  132,230             5.52%
Other assets                                           836,643
Less:  allowance for credit losses                     (91,739)
                                                  ------------
    Total                                         $ 10,254,503
                                                  ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                       $  2,462,312             $      5,220             0.84%
  Savings                                              791,963                    1,431             0.72%
  Time                                               3,982,951                   28,608             2.85%
Short-term borrowings                                  533,933                    2,123             1.58%
Junior subordinated debt                               125,000                    2,547             8.15%
Long-term debt                                         138,929                    2,075             5.93%
                                                  ------------             ------------
  Total interest bearing
    liabilities and expense                          8,035,088                   42,004             2.07%
Demand deposits -
  non-interest bearing                               1,213,711
Other liabilities                                      131,078
                                                  ------------
  Total liabilities                                  9,379,877
Shareholders' equity                                   874,626
                                                  ------------
  Total                                           $ 10,254,503
                                                  ============
Net interest revenue                                                       $     90,226
                                                                           ============
Net interest margin                                                                                 3.76%
Net interest rate spread                                                                            3.44%
Interest bearing liabilities to
   interest earning assets                                                                         84.49%

Net interest tax equivalent adjustment                                     $      2,418

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                    QUARTER ENDED
                                                                   SEPTEMBER 30, 2002
                                                  -----------------------------------------------------
                                                    AVERAGE                                      YIELD/
(Taxable equivalent basis)                          BALANCE                INTEREST               RATE
                                                  -----------             -----------            ------

ASSETS
Loans net of Unearned Income                      $ 6,412,420             $   114,389             7.08%
Held-to-maturity securities:
  Taxable                                           1,089,342                  14,182             5.17%
  Non Taxable                                         194,142                   3,685             7.53%
Available-for-sale securities:
  Taxable                                           1,175,225                  12,274             4.14%
  Non Taxable                                         201,465                   3,333             6.56%
Short term investments                                248,754                   2,569             4.10%
                                                  -----------             -----------
  Total interest earning
    assets and revenue                              9,321,348                 150,432             6.40%
Other assets                                          743,218
Less:  allowance for credit losses                    (86,990)
                                                  -----------
    Total                                         $ 9,977,577
                                                  ===========


LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                       $ 2,357,120             $     9,528             1.60%
  Savings                                             821,663                   2,917             1.41%
  Time                                              4,088,905                  34,654             3.36%
Short-term borrowings                                 464,639                   3,146             2.69%
Junior subordinated debt                              125,000                   2,547             8.15%
Long-term debt                                        140,162                   2,095             5.93%
                                                  -----------             -----------
  Total interest bearing
    liabilities and expense                         7,997,489                  54,887             2.72%
Demand deposits -
  non-interest bearing                              1,058,721
Other liabilities                                     107,569
                                                  -----------
  Total liabilities                                 9,163,779
Shareholders' equity                                  813,798
                                                  -----------
  Total                                           $ 9,977,577
                                                  ===========
Net interest revenue                                                      $    95,545
                                                                          ===========
Net interest margin                                                                               4.07%
Net interest rate spread                                                                          3.68%
Interest bearing liabilities to
   interest earning assets                                                                       85.80%

Net interest tax equivalent adjustment                                    $     2,923

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                      YEAR TO DATE
                                                                   SEPTEMBER 30, 2003
                                                  ----------------------------------------------------
                                                    AVERAGE                                     YIELD/
(Taxable equivalent basis)                          BALANCE               INTEREST               RATE
                                                  -----------            -----------            ------


ASSETS
Loans net of Unearned Income                      $ 6,365,923            $   308,716             6.48%
Held-to-maturity securities:
  Taxable                                           1,212,104                 36,488             4.02%
  Non Taxable                                         168,234                  9,594             7.62%
Available-for-sale securities:
  Taxable                                           1,276,990                 38,318             4.01%
  Non Taxable                                         193,580                  9,219             6.37%
Short term investments                                315,559                  6,067             2.57%
                                                  -----------            -----------
  Total interest earning
    assets and revenue                              9,532,390                408,402             5.73%
Other assets                                          802,732
Less:  allowance for credit losses                    (90,499)
                                                  -----------
    Total                                         $10,244,623
                                                  ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                       $ 2,478,536            $    19,018             1.03%
  Savings                                             804,946                  5,669             0.94%
  Time                                              4,098,528                 90,406             2.95%
Short-term borrowings                                 476,410                  6,698             1.88%
Junior subordinated debt                              125,000                  7,641             8.15%
Long-term debt                                        139,241                  6,236             5.99%
                                                  -----------            -----------
  Total interest bearing
    liabilities and expense                         8,122,661                135,668             2.23%
Demand deposits -
  non-interest bearing                              1,163,949
Other liabilities                                     116,806
                                                  -----------
  Total liabilities                                 9,403,416
Shareholders' equity                                  841,207
                                                  -----------
  Total                                           $10,244,623
                                                  ===========
                                                                         -----------
Net interest revenue                                                     $   272,734
                                                                         ===========
Net interest margin                                                                              3.83%
Net interest rate spread                                                                         3.50%
Interest bearing liabilities to
   interest earning assets                                                                      85.21%

Net interest tax equivalent adjustment                                   $     7,713

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                     YEAR TO DATE
                                                                   SEPTEMBER 30, 2002
                                                  -----------------------------------------------------
                                                    AVERAGE                                      YIELD/
(Taxable equivalent basis)                          BALANCE                INTEREST               RATE
                                                  -----------             -----------            ------


ASSETS
Loans net of Unearned Income                      $ 6,312,781             $   342,409             7.25%
Held-to-maturity securities:
  Taxable                                             993,581                  41,763             5.62%
  Non Taxable                                         196,275                  11,286             7.69%
Available-for-sale securities:
  Taxable                                           1,107,887                  39,947             4.82%
  Non Taxable                                         197,409                   9,965             6.75%
Short term investments                                352,201                   9,359             3.55%
                                                  -----------             -----------
  Total interest earning
    assets and revenue                              9,160,134                 454,729             6.64%
Other assets                                          722,992
Less:  allowance for credit losses                    (85,583)
                                                  -----------
    Total                                         $ 9,797,543
                                                  ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                       $ 2,313,168             $    27,657             1.60%
  Savings                                             859,490                   9,901             1.54%
  Time                                              3,945,818                 106,277             3.60%
Short-term borrowings                                 456,620                   9,762             2.86%
Junior subordinated debt                              111,264                   6,877             8.26%
Long-term debt                                        140,161                   6,276             5.99%
                                                  -----------             -----------
  Total interest bearing
    liabilities and expense                         7,826,521                 166,750             2.85%
Demand deposits -
  non-interest bearing                              1,047,037
Other liabilities                                     110,396
                                                  -----------
  Total liabilities                                 8,983,954
Shareholders' equity                                  813,590
                                                  -----------
  Total                                           $ 9,797,544
                                                  ===========
                                                                          -----------
Net interest revenue                                                      $   287,979
                                                                          ===========
Net interest margin                                                                               4.20%
Net interest rate spread                                                                          3.79%
Interest bearing liabilities to
   interest earning assets                                                                       85.44%

Net interest tax equivalent adjustment                                    $     8,847